EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-84202) pertaining to Herman Miller, Inc. Profit Sharing and 401(k) Plan of our report dated October 14, 2005, with respect to the financial statements and schedules of the Herman Miller, Inc. Profit Sharing and 401(k) Plan included in this Annual Report (Form 11-K) for the fiscal year ended May 28, 2005.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
November 18, 2005